UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2026
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	001-10701	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati,	Ohio	45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SSP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry Into a Material Definitive Agreement	3

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	3

9.01	Financial Statements and Exhibits	3

Item 1.01 Entry Into a Material Definitive Agreement

On April 30, 2026, The E.W. Scripps Company (the “Company”) entered into Amendment No. 1 to its credit agreement that extends the July 7, 2027 maturity date of our revolving credit facility. Under the terms of this amendment, the Company now has a revolving credit facility with aggregate commitments of up to $200 million, maturing on July 7, 2029, and a non-extended revolving credit facility with aggregate commitments of up to $8.0 million, maturing on July 7, 2027. Amendment No. 1 to the credit agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

10.1	Amendment No. 1 to Credit Agreement, dated as of April 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Daniel W. Perschke
Daniel W. Perschke
Senior Vice President, Controller
(Principal Accounting Officer)
Dated: May 6, 2026
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